Exhibit 99.1

July 12, 2016

Dear Terry:

I wanted to let you know that I have decided to resign my position as a Board Member of AIMCO, effective July 15, 2016.  I feel the company is doing very well and that we have a superb Board which, along with the strong management team you have put together, will keep it on the right track going forward. Secondly, my other obligations make this a good time to step aside.  I have been privileged to work with you and your great management team and Board, and could not be more positive on the Company's prospects for the future.

Best wishes for continued success.

Yours truly,
Jim Bailey